EXHIBIT 99.1

                                               October 31, 2006

The Board of Directors of
NDS Group plc
One London Road
Staines
Middlesex TW18 4EX
United Kingdom

Re:   Letter of Resignation

            I hereby resign from my position as a member and as Vice-Chairman of the Board of Directors of NDS Group plc (the "Company") to be effective upon the later of (i) acceptance by News Corporation, the controlling shareholder of the Company and (ii) November 1, 2006, and I acknowledge that I have no claims against the Company for compensation for loss of office or otherwise.

                                                  Very truly yours,


                                                  /s/ Richard Yanowitch
                                                  ------------------------------
                                                  Richard Yanowitch